Exhibit 99.1
Covanta Announces Recapitalization Plan
FOR IMMEDIATE RELEASE
FAIRFIELD, NJ, January 19, 2007 — Covanta Holding Corporation (NYSE: CVA) (“Covanta”) today announced its intention to implement a comprehensive recapitalization plan through a series of equity and debt financings. The proposed plan includes the following components:
•	refinancing of all credit facilities of Covanta’s principal subsidiary, Covanta Energy Corporation (“Covanta Energy”), with new Covanta Energy credit facilities comprised of a $300 million revolving credit facility, a $320 million funded letter of credit facility, and $680 million first lien term loan facility;

•	an underwritten public offering of approximately $125 million of Covanta’s common stock;

•	an underwritten public offering of approximately $325 million of Covanta’s convertible debentures;

•	the repurchase of outstanding notes at Covanta Energy’s intermediate subsidiaries of approximately $612 million in principal amount.
The financings are expected to close in February 2007.
As part of the financings, Covanta also announced that it intends to use a portion of the proceeds of its offerings and cash on hand to permit certain intermediate subsidiaries to commence tender offers to repurchase any and all outstanding notes previously issued by those subsidiaries, consisting of outstanding 8.50% senior secured notes due 2010 of MSW Energy Holdings LLC, outstanding 7.375% senior secured notes due 2010 of MSW Energy Holdings II LLC, and outstanding 6.26% senior notes due 2015 of Covanta ARC LLC. This press release does not constitute the commencement of these tender offers and the Company intends to issue a separate press release announcing the commencement of such offers.
The Company also updated its full year 2006 guidance and issued full year 2007 guidance on Covanta Energy’s adjusted EBITDA (as calculated for financial covenant purposes under Covanta Energy’s credit agreements), Covanta Energy’s free cash flow, and Covanta’s diluted earnings per share.
2006 Guidance
•	Confirming prior guidance for Covanta Energy Adjusted EBITDA in the range of $535 million to $545 million;

•	Increasing prior guidance for Covanta Energy free cash flow to a range of $250 million to $260 million, from approximately $235 million, primarily due to the impacts of tax refunds and lower than expected tax payments, as well as favorable changes in working capital; and

•	Confirming prior Covanta guidance for diluted earnings per share of approximately $0.75.

2007 Guidance
Assuming that (i) the recapitalization plan as described above is fully implemented as anticipated, without taking into account the potential exercise of any over-allotment options that may be available to underwriters in the public offerings of common stock and convertible debentures, and (ii) that we have recorded an aggregate of approximately $680 million of indebtedness at Covanta Energy under the new credit facilities, and subject to the further assumptions set forth in Exhibit A hereto, we are projecting the following for the full 2007 calendar year:
•	Covanta Energy Adjusted EBITDA in the range of $545 million to $565 million;

•	Covanta Energy free cash flow in the range of $290 million to $320 million, which includes the impact of $39 million in interest expense savings associated with the financings described above; and

•	Covanta diluted earnings per share in the range of $0.65 to $0.75, which includes the impacts of $38 million in estimated expenses and $39 million in estimated interest expense savings associated with the financings described above.
To the extent that any of our assumptions prove to be incorrect, our actual results will differ, perhaps materially.
Non-GAAP Measures
The information presented herein and in the exhibits attached includes the measures of Adjusted EBITDA, free cash flow, and consolidated adjusted debt, which are non-GAAP measures, as defined by the Securities and Exchange Commission. The calculation of adjusted EBITDA is based on the definitions in Covanta Energy’s existing credit facilities, and we expect that Covanta Energy’s new credit facilities will contain a comparable calculation of adjusted EBITDA. The calculation of consolidated adjusted debt is also based on the definitions Covanta Energy expects to be included in its new credit facilities. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income, in accordance with covenants included in our applicable credit facilities. Free cash flow is defined as cash flow provided by operating activities, less purchases of property, plant and equipment. Consolidated adjusted debt is defined as Covanta Energy’s total debt minus premium and that portion of restricted funds held in trust (as recorded as assets on our balance sheet) that is reserved and dedicated to payment of principal on project-related debt. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP, and may not be comparable to those used by other companies. Covanta uses these measures to provide further information that is useful to an understanding of Covanta Energy’s financial covenants and additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business.
Adjusted EBITDA
Under Covanta Energy’s existing credit facilities, Covanta Energy is required to maintain a minimum level of Adjusted EBITDA of $425 million of Adjusted EBITDA on a trailing 12 months basis and certain ratios of Adjusted EBITDA to interest expense. Failure to maintain such levels of Adjusted EBITDA, or such ratios, would result in a default under the terms of such credit facilities, which default would have a material adverse affect on Covanta’s financial condition and liquidity.
Covanta Energy is currently negotiating the new credit facilities with potential lenders, which it expects will require it to satisfy financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such ratios is expected to be the principal limiting factor which will affect Covanta Energy’s ability to engage in a broad range of activities in furtherance of its business, including making certain investments, acquiring businesses and incurring additional debt. Failure to comply with such ratios would result in a default under such new credit facilities, which default would have a material adverse affect on Covanta’s financial condition and liquidity.
Adjusted EBITDA is not a measurement defined under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of Covanta’s performance or any other measures of performance derived in accordance with GAAP. In addition to providing information that is useful to an understanding of the covenants discussed above, the presentation of Adjusted EBITDA is intended to enhance the usefulness of Covanta’s financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, highlight trends in the overall business, as well as a significant criterion of performance-based components of employee compensation.
In order to provide a meaningful basis for comparison, Covanta Energy is providing information with respect to Adjusted EBITDA for 2006 and 2007, reconciled for each such period to net income and to cash provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Free Cash Flow
Free Cash Flow is used by management as an alternative measure of cash flow available for the repayment of debt and for investment in strategic opportunities. Free Cash Flow is not a measurement defined under GAAP and is and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or other performance measures in accordance with GAAP. Free cash flow is reconciled to cash provided by operating activities, the most directly comparable measure under GAAP.
Consolidated Adjusted Debt
Covanta Energy is currently negotiating the new credit facilities with potential lenders, which it expects will require it to satisfy financial covenants, including certain ratios of which consolidated adjusted debt is an important component. Compliance with such ratios is expected to be the principal limiting factor which will affect Covanta Energy’s ability to engage in a broad range of activities in furtherance of its business, including making certain investments, acquiring businesses and incurring additional debt. Failure to comply with such ratios would result in a default under such new credit facilities, which default would have a material adverse affect on Covanta’s financial condition and liquidity.
About Covanta Holding Corporation:
Covanta Holding Corporation is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of energy from waste and power generation projects. Covanta Energy’s energy from waste facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the period ended September 30, 2006, and in other securities filings by Covanta or its subsidiaries.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Lehman Brothers Inc., J.P. Morgan Securities, Inc. and Merrill, Lynch, Pierce, Fenner & Smith Incorporated are serving as joint book runners for the public offerings of Covanta’s convertible debentures and Covanta’s common stock. When available, copies of the preliminary prospectuses relating to the offerings may be obtained from Lehman Brothers Inc. at c/o ADP Financial Services, 1155 Long Island Avenue, Edgewood, N.Y. 11717 or by e-mail at monica_castillo@adp.com or by faxing requests to (631)254-7268, J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080.
For more information, please contact:
Gavin Bell

973-882-7107

EXHIBIT A
Assumptions With Respect to 2007 Guidance
The following represent important assumptions relating to future events and circumstances during 2007, upon which our 2007 guidance is based:
•	Operating performance at facilities, including availability, will be generally consistent with historic levels;

•	Maintenance and construction activity at our facilities and those other facilities where we conduct maintenance or construction activity is consistent with our expectations;

•	There occurs no disruption or material changes in energy, commodity and ferrous market conditions.

•	Market pricing for waste disposal, power sales, ferrous metal, commodities and services will be consistent with recent history, adjusted for inflation;

•	Capital expenditures we incur are consistent with our expectations regarding our business;

•	The absence of material acquisitions, dispositions, investments, or contract restructurings;

•	The absence of unusual or material disruptions in commercial relationships with suppliers, customer, or other third parties with whom we contract, or in the contractual performance by such suppliers, customers, and third parties;

•	The absence of events of default under our credit arrangements and/or those of our subsidiaries;

•	The absence of material changes or disruptions in economic, market, or political factors in or affecting countries where we maintain operations;

•	No material changes in energy, environmental, and other regulatory environments affecting our domestic and international operations;

•	The absence of other material events, such as material litigation

•	The repurchase by either tender offer or redemption of all outstanding notes issued by MSW Energy Holdings LLC, MSW Energy Holdings II LLC and Covanta ARC LLC; and

•	The absence of any material changes in the estimation of our effective tax rate.

•	The final terms of the convertible debentures and the new credit facilities will be not materially inconsistent from our expectations.

•	The absence of any material fluctuation in interest rates on our term loan facility.

EXHIBIT B
Reconciliation of Non-GAAP Items
Covanta Holding Corporation
Reconciliation of Net Income to Adjusted EBITDA

	Three Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	December 31,	September 31,	September 30,	Full Year	Full Year
	2005	2006	2006	Estimated 2006	Estimated 2007
	(Unaudited, in thousands)

Net income — Covanta Holding Corporation	$5,705	$93,847	$99,552
Less: Net income — Other Services	1,378	1,476	2,854

Net income — Covanta Energy Corporation	4,327	92,371	96,698	$104,000 - $112,000	$99,000 - $114,000

Depreciation and amortization expense	46,787	142,926	189,713	191,000	193,000

Debt service:
Net interest expense on project debt	15,731	46,013	61,744
Interest expense	30,920	87,265	118,185
Loss on extinguishment of debt	—	2,342	2,342
Investment income	(2,205)	(5,905)	(8,110)

Subtotal debt service	44,446	129,715	174,161	170,000	114,000

Income tax expense	12,045	28,556	40,601	32,000 - 36,000	59,000 - 67,000

Other Adjustments:
Change in unbilled service receivables	1,505	12,622	14,127
Energy contract levelization	1,061	3,312	4,373
Non-cash compensation	2,414	4,866	7,280
Other non-cash operating expenses	2,578	4,485	7,063
California grantor trust settlement	10,342	—	10,342

Subtotal other adjustments	17,900	25,285	43,185	31,000 - 29,000	34,000 - 31,000

Expenses associated with financings					38,000

Minority interests	25	5,498	5,523	7,000	8,000

Total adjustments	121,203	331,980	453,183

Adjusted EBITDA — Covanta Energy Corporation	$125,530	$424,351	$549,881	$535,000 - $545,000	$545,000 - $565,000

Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months	Nine Months	Twelve Months
	Ended	Ended	Ended
	December 31,	September 31,	September 30,	Full Year	Full Year
	2005	2006	2006	Estimated 2006	Estimated 2007
	(Unaudited, in thousands)

Cash flow provided by operating activities — Covanta Holding Corporation	$60,186	$233,136	$293,322

Plus Cash flow used in operating activities — Other Services	11,062	1,690	12,752

Cash flow provided by operating activities — Covanta Energy Corporation	71,248	234,826	306,074	$305,000 - $315,000	$345,000 - $375,000

Debt service	44,446	129,715	174,161	170,000	114,000

Amortization of debt premium	1,498	9,609	11,107	22,000	14,000

Other	8,338	50,201	58,539	38,000	72,000 - 62,000

Adjusted EBITDA — Covanta Energy Corporation	$125,530	$424,351	$549,881	$535,000 - $545,000	$545,000 - $565,000

Covanta Energy Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Full Year	Full Year
	Estimated 2006	Estimated 2007
(In thousands)

Cash Flow Provided by Operating Activities — Covanta Energy Corporation	$305,000 - $315,000	$345,000 - $375,000

Less: Purchase of Property, Plant and Equipment	(55,000)	(55,000)

Free Cash Flow — Covanta Energy Corporation	$250,000 - $260,000	$290,000 - $320,000

Covanta Holding Corporation
Ratio of Consolidated Adjusted Debt and Pro Forma Consolidated Adjusted Debt to Adjusted EBITDA

	As of	As of
	September 30, 2006	September 30, 2006
		Pro Forma (1)
	(Unaudited, in thousands)
Project debt	$1,501,278	$1,501,278
Long-term debt(2)	1,282,243	1,005,135

Total debt	$2,783,521	$2,506,413
Less: Unamortized premium	(71,226)	(49,915)
Less: Senior convertible debentures	—	(325,000)

Total Principal amount of Covanta Energy debt	$2,712,295	$2,131,498

Restricted funds held in trust (principal portion)	$301,306	$281,306
Restricted funds held in trust (other)	163,476	163,476

Restricted funds held in trust	$464,782	$444,782

Total principal amount of Covanta Energy debt	$2,712,295	$2,131,498
Less: Restricted funds held in trust (principal portion)	(301,306)	(281,306)

Consolidated Adjusted Debt	$2,410,989	$1,850,192

Consolidated Adjusted Debt	$2,410,989	$1,850,192
Divided by: Adjusted EBITDA for the twelve months ended September 30, 2006	549,881	549,881

Ratio of Consolidated Adjusted Debt to Adjusted EBITDA	4.4x	3.4x

Total debt	$2,783,521	$2,506,413
Divided by: Cash flow provided by operating activities for the twelve months ended September 30, 2006	306,074	306,074

Ratio of total debt to cash flow provided by operating activities	9.1x	8.2x

(1)	The pro forma information assumes that (i) the recapitalization plan as described in this press release is fully implemented as anticipated, without taking into account the potential exercise of any over-allotment options that may be available to underwriters in the public offerings of common stock and convertible debentures, and (ii) that we have recorded an aggregate of approximately $680 million of indebtedness at Covanta Energy under the new credit facilities, and subject to the further assumptions set forth in Exhibit A hereto.

(2)	Pro forma long-term debt is calculated as follows:

Long-term debt as reported as of September 30, 2006	$1,282,243
Current credit facilities
Less: First lien term loan facility	(369,312)
Less: Second lien term loan facility	(260,000)
Intermediate subsidiary debt
Less: 6.26% senior notes due 2015	(211,600)
Less: 8.50% senior secured notes due 2010	(195,785)
Less: 7.375% senior secured notes due 2010	(224,100)
Less: Unamortized premium	(21,311)
Plus: First lien term loan facility (New Credit Facilities)	680,000
Plus: Senior convertible debentures	325,000

Pro forma long-term debt	$1,005,135

Covanta Holding Corporation
Consolidated Adjusted Debt

As of
December 31, 2005
(Unaudited, in thousands)

Project debt	$1,598,284
Long-term debt	1,308,119

Total debt	$2,906,403
Less: Unamortized premium	(88,036)

Total Principal amount of Covanta Energy debt	$2,818,367

Restricted funds held in trust (principal portion)	$289,150
Restricted funds held in trust (other)	158,282

Restricted funds held in trust	$447,432

Total principal amount of Covanta Energy debt	$2,818,367
Less: Restricted funds held in trust (principal portion)	(289,150)

Consolidated Adjusted Debt	$2,529,217